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                                                                   EXHIBIT 5.2



                              [SASM&F LETTERHEAD]
                                    [Filing Date]



USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817

Ladies and Gentlemen:

        We have acted as special counsel to USEC Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the United States of America, acting through the Secretary of Treasury, of up to _____ shares (the "Shares") of the Company's common stock, par value $.10 per share. We have participated in the preparation of the registration statement on Form
S-1 (File No. 33-       ) as filed by the Company with the Securities and
Exchange Commission (the "Commission") on [DATE] under the Securities Act of 1933, as amended (the "Act"), (the "Registration Statement"), for the registration of the Shares under the Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of the Registration Statement and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, and Internal Revenue Service (the "IRS") rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the IRS or, if challenged, by a court.


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USEC Inc.
[DATE]
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        Although the discussion set forth in the prospectus included as part of the Registration Statement under the caption "Certain United States Federal Tax Consequences to Non-U.S. Stockholders" does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership, and disposition of Shares by Non-U.S. Holders (as defined therein), in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary under current law of the United States federal income tax consequences of the acquisition, ownership, and disposition of Shares by Non-U.S. Holders (as defined therein).

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                                   Very truly yours,